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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) June 16, 2000


                                StockerYale, Inc.
             (Exact name of registrant as specified in its charter)


        Massachusetts                 000-27372            04-2114473
   (State or other jurisdiction      (Commission          (IRS Employer
    of incorporation)                 File Number)         Identification No.)


     32 Hampshire Road, Salem, New Hampshire                    03079
    (Address of principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code (603) 893 8778

                              Stocker & Yale, Inc.
         (Former name or former address, if changed since last report.)


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Item 2.  Acquisition or Disposition of Assets.

          On June 16, 2000, StockerYale, Inc., formerly Stocker & Yale, Inc., (the "Company" or "Registrant") completed the acquisition of CorkOpt Limited ("CorkOpt"). The Company purchased all of the outstanding voting stock of CorkOpt for a total price of $2,449,983 consisting of $255,798 in cash and 62,691 shares of Company Common Stock. CorkOpt is located in Cork, Ireland and specializes in the development and manufacture of industrial illumination products. CorkOpt has four classes of capital stock consisting of: Class A Shares, which the Company purchased from several stockholders for 62,691 shares of the Company's Common Stock, based on a valuation of $35 per share; Class B Business Expansion Scheme Shares, which are non-voting shares that remain outstanding and are redeemable by CorkOpt at a fixed amount not prior to April 1, 2002 and April 1, 2003, at an aggregate redemption price of IR
L356,400; and Class C Shares and Cumulative Redeemable Preference Shares for which the Company paid $255,798. The holders of the Class A Shares, consisted of the founder, Managing Director and principal stockholder, William Kelly, his wife, University College Cork, and three associates who were active in the formation of CorkOpt. The holders of the Class B shares consist of approximately 30 investors including some of the Class A Shareholders, and the holder of the Class C and Cumulative Redeemable Preference Shares was Enterprise Ireland, a public entity which promotes business development in Ireland. The Company used its own cash for the acquisition. The Company intends to operate CorkOpt as an Irish subsidiary.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      EXHIBITS

2.1 Stock Purchase Agreement by and among Stocker & Yale, Inc., CorkOpt Ltd., W.M. Kelly, Gary Duffy and Thomas Meade.

2.2 Agreement between University College Cork - National University of Ireland, Cork and Stocker & Yale, Inc.

2.3      Agreement between Anne Kelly and Stocker & Yale, Inc.

2.4      Agreement between Gerard Conlon and Stocker & Yale, Inc.

2.5      Agreement between Enterprise Ireland and Stocker & Yale, Inc.

2.6 Deed of Tax Indemnity by and among Stocker & Yale, Inc., CorkOpt Ltd., W.M. Kelly, Gary Duffy and Thomas Meade.

2.7 Deed of Indemnity by Liam Kelly in favour of CorkOpt Ltd., and Stocker & Yale, Inc.

10.1     Employment Agreement between CorkOpt Ltd. and W. M. Kelly.

10.2     Assignment of certain inventions by William Kelly to CorkOpt, Ltd.

10.3     License Agreement between William Kelly and CorkOpt Ltd.


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 StockerYale, Inc.
                                                 -----------------
                                                 (Registrant)


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Date June 30, 2000
                                                 /Gary B. Godin/
                                                 -----------------
                                                 Gary B. Godin
                                                 Senior Vice President
                                                 Chief Financial Officer